UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _____________________________________________________
FORM 8-K
 _____________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 19, 2019
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 CHOICE HOTELS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (301) 592-5000
  _____________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2019 Annual Meeting held on April 19, 2019, three proposals were submitted to the Company's stockholders. The final voting results of these proposals were as follows:
Proposal 1
The Company's stockholders elected the following ten directors to serve for a one-year term ending at the 2020 Annual Meeting, or until their respective successors are elected and qualified. The voting results are set forth below:

	Votes For	Votes Against	Votes Abstained	Broker Non-Vote
Barbara T. Alexander	49,879,187	6,498	137,894	3,579,170
Brian B. Bainum	49,708,343	168,244	146,988	3,579,170
Steward W. Bainum, Jr.	49,713,199	162,164	148,212	3,579,170
William L. Jews	49,720,978	161,352	141,249	3,579,170
Monte J. M. Koch	49,866,977	16,096	140,502	3,579,170
Liza K. Landsman	49,880,019	8,043	135,513	3,579,170
Patrick S. Pacious	49,775,345	110,608	137,626	3,579,170
Ervin R. Shames	49,723,537	159,791	140,247	3,579,170
Maureen D. Sullivan	49,875,944	12,123	135,508	3,579,170
John P. Tague	49,874,057	11,628	137,894	3,579,170
Proposal 2
The Company's stockholders approved an advisory vote on executive compensation. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
49,317,018	517,888	188,673	3,579,170
Proposal 3
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The voting results are set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
53,459,726	6,488	136,535	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 23, 2019	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs